Exhibit 10.14

CADRENAL THERAPEUTICS, INC.

2022 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Adopted by the Board of Directors: ___________, 2022

Approved by the Stockholders: , 2022

Amened and Restated by the Board of Directors: , 2022

Section 1. Purposes; Definitions.

The purpose of the Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan as originally adopted by Board of Directors and approved by the Company’ stockholders was to enable Cadrenal Therapeutics, Inc. (the “Company”) to offer to those of its employees and to the employees of its Subsidiaries and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing their ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees or other persons and the stockholders of the Company. The purposes of the amendment, restatement, and renaming of the Plan as the Cadrenal Therapeutics, Inc. 2022 Amended and Restated Equity Incentive Plan are to clarify the application of certain of the rules of the Plan to Awards approved before such amendment and restatement of the Plan, to suspend the issuance and approval of Awards under the Amended and Restated Equity Incentive Plan, and to facilitate the transition to the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Successor Plan”) for the issuance and approval of Awards upon the effective date of the Company’s initial public offering. This Amended and Restated Equity Incentive Plan applies to Awards issued and approved before the effective date of the Company’s initial public offering.

For purposes of the Plan, unless the context requires otherwise, the following terms shall be defined as set forth below:

(a) “Award” means an award granted under the Plan including a Stock Option, Stock Appreciation Right, Restricted Stock, or RSUs.

(b) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed thereto in Section 5(a)(ii)(I) below.

(e) “Change of Control” shall have the meaning ascribed thereto in Section 9 below.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

(g) “Committee” means the Compensation Committee of the Board, if established, or any other committee of the Board which the Board may designate, consisting of two or more members of the Board each of whom shall meet the definition of an “independent director” under the listing rules of any securities exchange or national securities association on which the Stock is listed for trading and the requirements set forth in any other law, rule or regulation applicable to the Plan hereinafter enacted, provided, however, that with respect to any Award that is intended to satisfy the requirements of Rule 16b-3, such Award shall be granted and administered by a committee of the Board consisting of at least such number of directors as are required from time to time by Rule 16b-3, and each such committee member shall meet such qualifications as are required by Rule 16b-3.

(h) “Company” means Cadrenal Therapeutics, Inc., a corporation organized under the laws of the State of Delaware or any successor entity.

(i)  “Continuous Service,” as used herein, means the absence of any interruption or termination of your service as an employee of the Company or any Parent or Subsidiary. If you are employed by a Parent or Subsidiary, your employment shall be deemed to have terminated on the date your employer ceases to be a Parent or Subsidiary, unless you are on that date transferred to the Company or another Parent or Subsidiary. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any then Parent or Subsidiary. Your employment shall not be deemed to have terminated if you are transferred from the Company to any Parent or Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary.

(j) “Disability” means the permanent and total disability as defined in Section 22(e)(3) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

(l) “Fair Market Value.”

(i) If shares of Stock are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii) If shares of Stock are not so listed, but trades of shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii) If shares of Stock are not so listed nor trades of shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(m) “409A Change” shall mean:

(i) the acquisition by any one person, or more than one person acting as a group, of Stock that, together with Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Stock; (ii) (a) the acquisition by any one person, or more than one person acting as a group (or the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons) of ownership of Stock possessing fifty percent (50%) or more of the total voting power of the Stock; or (b) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the acquisition by any one person or more than one person acting as a group (or the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons) of assets from the Company resulting in a Change of Control and, in any event, that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The foregoing definition of “409A Change” shall be interpreted consistent with, and shall include all of the requirements of, Section 409A of the Code and the Treasury regulations issued thereunder, to constitute a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation as defined therein.

(n) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(o)  “Incentive Stock Option” means any Stock Option which is intended to be and is designated as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor thereto. An Incentive Stock Option may only be granted to an employee of the Company, a Parent or a Subsidiary as set forth in Section 421 and 422 of the Code, as applicable.

(p) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q) “Participant” shall mean any person who has received an award of a Stock Option, SAR, Restricted Stock, or RSU.

(r) “Parent” means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

(s) “Performance-Based Award” means an Award that vests in whole or in part upon the achievement of one or more specified Performance Goals, as determined by the Committee

(t) “Performance Goals” means the performance goals established by the Board or Committee, as the case may be, in connection with the grant of an Award.

(u) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(v) “Plan” means this Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan, as hereinafter amended from time to time.

(w) “Restricted Stock” means Stock, received under an award made pursuant to Section 6 below that is subject to restrictions imposed pursuant to said Section 6.

(x)  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(y) “Restricted Stock Unit” or “RSU” means an award grant pursuant to Section 7 hereof.

(z) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(aa) “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time, and any successor thereto.

(bb) “Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

(cc) “Stock” means the common stock of the Company, par value $0.001.

(dd) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under the Plan and described in Section 5(b) hereof.

(ee) “Stock Option” or “Option” means any option to purchase shares of Stock which is granted pursuant to the Plan.

(ff) “Subsidiary” means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto.

Section 2. Administration.

(a) The Plan shall be administered by the Board, or, at its discretion, the Committee.

(b) The Board or the Committee, as the case may be, shall have the authority to grant Awards pursuant to the terms of the Plan, to officers and other employees or other persons eligible under Section 4 below.

(c) For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of the Plan):

(i)   to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, SARs, Restricted Stock and/or RSUs may be from time to time granted hereunder;

(ii) to determine the Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock and/or RSUs or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

(iii) to determine the number of shares of Stock to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration, exercisability and/or forfeiture provisions); and

(v) to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of the Plan.

(d) Subject to Section 10 hereof, the Board or the Committee, as the case may be, shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

(e) Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Board’s or the Committee’s, as the case may be, sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Participants.

(f) Subject to the provisions of the Plan, the Board or the Committee, as the case may be, may, in its sole discretion, from time to time delegate to the Chief Executive Officer of the Company (the “CEO”) the authority, subject to such terms as the Board or the Committee, as the case may be, to determine and designate from time to time the employees or other persons to whom Awards may be granted and to perform other specified functions under the Plan; provided, however, that at any time that the any securities issued by the Company are covered by a then-current registration statement under the 1933 Act, the CEO may not grant any Award to, or perform any function related to an Award to, himself or any individual (i) then subject to Section 15 of the Exchange Act, and any such grant or function relating to such individuals shall be performed solely by the Board or the Committee, as the case may be, to ensure compliance with the applicable requirements of the Exchange Act and the Code or (ii) where the grant or performance of such function by the CEO will cause the Plan not to comply with any applicable regulation of any securities exchange or automated quotation system where the Stock is listed for trading.

(g) Any such delegation of authority by the Board or the Committee, as the case may be, shall be by a resolution adopted by the Board or the Committee, as the case may be, and shall specify all of the terms and conditions of the delegation. The resolution of the Board or the Committee, as the case may be, granting such authority may authorize the CEO to grant Awards pursuant to the Plan and may set forth the types of Awards that may be granted; provided, however, that the resolution shall (i) specify the maximum number of shares of Stock that may be awarded to any individual Participant and to all Participants during a specified period of time and (ii) specify the exercise price (or the method for determining the exercise price), if any, of an Award, the vesting schedule, and any other terms, conditions, or restrictions that may be imposed by the Board or the Committee, as the case may be, in its sole discretion. The resolution of the Board or the Committee, as the case may be, shall also require the CEO to provide the Board or the Committee, as the case may be, on at least a monthly basis, a report that identifies the Awards granted, the Awards granted pursuant to the delegated authority and, with respect to each Award: the name of the Participant, the date of grant of the award, the number of shares of Stock, the exercise price and period, if any, and the vesting provisions of such Award, the terms of such Awards, in all cases, being subject to the resolutions of the Board or the Committee, as the case may be, granting such authority.

(h) The Board or the Committee, or the case may be, may also delegate to other officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan that are not inconsistent with Rule 16b-3 or other rules or regulations applicable to the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Board or the Committee, as the case may be.

(i) No member of the Board or the Committee, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Board or the Committee or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Parent or Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

Section 3. Stock Subject to Plan.

(a) Share Pool. The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 2,000,000 shares of Stock.

(b) Adjustments to Share Pool. If any shares of Stock that have been optioned cease to be subject to a Stock Option award for any reason (other than by issuance of such shares upon exercise of a Stock Option), or if any shares of Stock that are subject to any SAR, Restricted Stock or RSU award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Successor Plan. Without limiting the foregoing, (i) any shares of Stock subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled, (ii) any shares of Stock subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award, and (iii) any shares of Stock equal to the number of previously owned shares of Stock surrendered to the Company as payment of the exercise price of a Stock Option or to satisfy tax withholding obligations with respect to an Award, shall again be available for distribution under the Successor Plan.

(c) Change in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the (A) aggregate number of shares of Stock reserved for issuance under the Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under the Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding Awards granted under the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee, as the case may be, of the alternative settlement right which is set forth in Section 5(a)(ii)(K) below.  Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable.

Section 4. Eligibility.

(a) Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an Award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary are eligible to be granted Awards under the Plan. In addition, Non-Qualified Stock Options and other Awards (but not Incentive Stock Options) may be granted under the Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

(b) The Board or the Committee, as the case may be, may, in its sole discretion, include additional conditions and restrictions in the agreement entered into in connection with such Awards under the Plan. The grant of an Option or other Award under the Plan, and any determination made in connection therewith, shall be made on a case-by-case basis and can differ among optionees and grantees. The grant of an Option or other Award under the Plan is a privilege and not a right and the determination of the Board or the Committee, as the case may be, can be applied on a non-uniform (discretionary) basis.

Section 5. Stock Options and Stock Appreciation Rights.

(a)  Stock Options.

(i) Grant and Exercise. Stock Options granted under the Plan may be of two types: (A) Incentive Stock Options and (B) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option, including the exercise price.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under said Section 422.

(ii)  Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(A)   Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of the grant and shall not be less than 100% (110% in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent, if any, or its Subsidiaries (“10% Stockholder”)) of the Fair Market Value of the Stock at the time the Stock Option is granted.

(B) Option Term. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted.

(C) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee, as the case may be. If the Board or the Committee, as the case may be, provides, in its discretion, that any Stock Option is exercisable only in installments, the Board or the Committee, as the case may be, may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee, as the case may be, shall determine.

(D) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price for the Stock Options exercised. Except as otherwise expressly provided in the Plan or in the Stock Option agreement referred to in Section 5(a)(ii)(L) below or otherwise provided by the Board or Committee, as the case may be, either at or after the date of grant of the Option, no Option which is granted to a person who is at the time of grant an employee of the Company or of a Subsidiary or Parent of the Company may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or a Subsidiary. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or Committee, as the case may be, has given the representation described in Section 12(a) below. The exercise price of an Option may be paid, to the extent permitted by any applicable laws and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(1) by cash or check, bank draft or money order payable to the Company;

(2) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(3) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(4) if the Option is a Non-Qualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(5) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(E) Transferability; Exercisability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, except as may be otherwise provided with respect to a Non-Qualified Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued as referred to in Section 5(a)(ii)(L) below (which agreement may be amended, from time to time). Except as otherwise provided in the Stock Option agreement relating to a Non-Qualified Stock Option, all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or his or her guardian or legal representative.

(F) Termination by Reason of Death. Subject to Section 5(a)(ii)(J) below, if an optionee’s employment by the Company or any Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or Committee, as the case may be, may determine at or after the time of grant, for a period of eighteen months (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(G) Termination by Reason of Disability. Subject to Section 5(a)(ii)(J) below, if an optionee’s employment by the Company or any Parent or Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(H) Termination for Cause. Subject to Section 5(a)(ii)(J) below, and except as explicitly provided in the Award Agreement or other written agreement between a Participant and the Company or any Parent or Subsidiary, if an optionee’s employment by the Company or any Parent or Subsidiary is terminated for Cause, the Participant’s Options will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(I) Other Termination. Subject to the provisions of Section 12(h) below, and unless otherwise determined by the Board or Committee, as the case may be, at or after the time of grant, if an optionee’s employment by the Company or any Parent or Subsidiary terminates for any reason other than death, Disability or for Cause pursuant to the provisions of Section 15(a)(ii)(H) the Stock Option may be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of three months (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter. For purposes of the Plan, “Cause” shall mean (1) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (3) the failure on the part of the optionee to perform his or her employment duties in any material respect. In addition, with respect to an option granted to an employee of the Company, a Parent or a Subsidiary, for purposes of the Plan, “Cause” shall also include any definition of “Cause” contained in any employment agreement between the optionee and the Company, Parent or Subsidiary, as the case may be.

(J) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an individual optionee during any calendar year (under all such plans of optionee’s employer corporation and its Parent and Subsidiaries) shall not exceed $100,000.

(K) Alternative Settlement of Option. If provided for, upon the receipt of written notice of exercise or otherwise provided for by the Board or Committee, as the case may be, either at or after the time of grant of the Stock Option, the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any “window period” provisions of Rule 16b-3, to the extent applicable, and with such other conditions as the Board or Committee, as the case may be, may impose.

(L) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an Award Agreement executed by the Company and the Participant.  At the time of the grant of a Stock Option, the Board or Committee may, in the Board or Committee’s sole discretion, amend or supplement any of the option terms for any particular optionee, provided that with respect to an Incentive Stock Option, the Stock Option satisfies the requirements for an Incentive Stock Option set forth in the Code.

(b) SARs.

(i) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (A) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (B) the Fair Market Value of those Shares as of the date the SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its discretion.

(ii) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(A) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(B)  Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(C)  Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(D)  Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms similar to the terms applicable to Options under Section 5(a)(ii) with respect exercise upon termination of service.

(E) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR:

(F)  SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and

(G) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

(c)  Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise a Stock Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate a federal, state, local or securities exchange rule, regulation, or law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate a federal, state, local or securities exchange rule, regulation or law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)(ii)(B)).

(d)  Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 5(d) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

Section 6. Restricted Stock.

(a) Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture (the “Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee, as the case may be, may determine.

(b) Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(i)   Restricted Stock, when issued, shall be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, any certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Any such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

(ii) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. Unless the Board or the Committee, as the case may be, determines otherwise, the holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board or the Committee, as the case may be, may, in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board or the Committee, as the case may be, may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or the Committee, as the case may be, with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(iii) Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

(iv) Restricted Stock Agreement.  Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, a Restricted Stock Award Agreement executed by the Company and the Participant.  At the time of the grant of Restricted Stock, the Board or Committee may, in the Board or Committee’s sole discretion, amend or supplement any of the terms contained in the Restricted Stock Award Agreement for any particular Restricted Stock holder.

Section 7. Restricted Stock Units (RSUs).

(i) Restricted stock units (RSUs) are Awards denominated in Stock that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Stock, or both. The Board or the Committee, as the case may be, shall determine the eligible individuals to whom and the time or times at which grants of RSUs will be awarded, the number of shares in respect of which any granted RSUs shall relate, the conditions for vesting, the time or times within which such RSUs may be subject to forfeiture and any other terms and conditions of the RSUs, in addition to those contained in Section 7(ii).

(ii)  RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the Plan and the applicable award agreement or other document approved by the Committee: (1) the Board of the Committee, as the case may be, shall, prior to or at the time of grant, condition (A) the vesting of RSUs upon the continued service of the applicable Participant, or (B) the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs (including without limitation any applicable performance targets) need not be the same with respect to each recipient. An Award of RSUs shall be settled as and when the RSUs vest, at a later time specified by the Board of the Committee, as the case may be, in the applicable award agreement, or, if the Board or Committee so permits, in accordance with an election of the Participant; and (2) subject to the provisions of the Plan and the applicable award agreement, during the period in which the RSUs are subject to vesting restrictions, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(iii)  A Participant to whom RSUs are awarded shall have no rights as a stockholder with respect to the Stock represented by the RSUs unless and until Stock are actually delivered to the Participant in settlement thereof. Subject to Section 12(n), (i) cash dividends on the class or series of common stock that is the subject of the RSUs shall accrue either in cash or reinvestment in additional RSUs, as determined by the Board or the Committee, as the case may be, and be paid or delivered only to the extent the underlying RSU vests, and (ii) dividends payable in common stock shall accrue, assuming reinvestment in the form of additional RSUs, and be delivered only to the extent the underlying RSU vests. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of RSUs is made pursuant to Section 3 as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional RSUs) shall be made, and no dividend equivalents shall be paid, as described herein as a result of the same dividend or distribution.

(iv)  RSU Agreement.  Each RSU award shall be confirmed by, and shall be subject to the terms of, an RSU Award Agreement executed by the Company and the Participant.  At the time of the grant of RSUs, the Board or Committee may, in the Board or Committee’s sole discretion, amend or supplement any of the terms contained in the RSU Award Agreement for any particular RSU holder.

Section 8. Performance-Based Awards.

(a)  In General. Options, Restricted Stock awards and RSU awards may be granted as Performance-Based Awards. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board or Committee, as the case may be, at the time grant for each Performance-Based Award. The conditions for grant or vesting and the other provisions of Performance-Based Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(b)  Performance Goals. The Board or the Committee, as the case may be, may use the following performance measures (either individually or in any combination) to set performance targets with respect to awards intended to qualify as Performance-Based Awards: revenue; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of revenues; inventory shrink; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA adjusted for non-cash or non-recurring items; economic value-added models; comparisons with various stock market indices; achievement of technological or product development milestones; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Board or Committee may specify, which may include or exclude any or all of the following items as the Board or Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Board or Committee may specify.

Section 9. Change of Control Provisions.

(a)  A “Change of Control” shall be deemed to have occurred when:

(i)   any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the Company; or

(ii) (A) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a “Change of Control” shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

(b) In the event of a “Change of Control” as defined in Section 9(a) above, and unless otherwise provided in a grant agreement, employment agreement or other agreement between the Company and the Participant, Awards granted under the Plan will be subject to the following provisions, unless the provisions of this Section 9 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a “Change of Control”:

(i)  all outstanding Stock Options and SARs which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option and SAR shall remain exercisable in full thereafter until it expires pursuant to its terms; and

(ii) all restrictions and deferral limitations contained in Restricted Stock and RSU awards granted under the Plan shall lapse and the shares of stock subject to such awards shall be distributed to the Participant within thirty (30) days of the “Change of Control.” Notwithstanding the foregoing to the contrary, all restrictions and deferral limitations with respect to an Award to which Section 409A of the Code applies shall not lapse and no distribution made under this Section 9(b) unless the “Change of Control” qualifies as a 409A Change and such lapse and distribution does not cause adverse tax consequences under Section 409A of the Code.

(c) Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board or Committee shall specify otherwise in the applicable award agreement, the Board or Committee, as the case may be, is authorized (but not obligated) to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (Subject to Section 9(b) above), including, in the case of Options, substitution by the surviving company or corporation or its parent of restricted stock or other equity in an amount equal to the intrinsic value of such Options; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Stock, other property or any combination thereof) as determined in the sole discretion of the Board or Committee, as the case may be, and which value (for example, in the case of Options that are not in the money) may be zero; provided, that, in the case of Options, (x) such fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares of Stock subject to such Awards (or, if no such consideration is paid, the Fair Market Value of the Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise price with respect to such Awards or the portion thereof being canceled (or if no such excess, zero), and (y) to the extent that the Options are not then vested, such excess may be paid in restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options in an amount equal to the intrinsic value of such Options.

Section 10. Amendments and Termination.

The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Sections 3, 9 and 15 hereof, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the Participant without the Participant’s consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3. Moreover, no Stock Option previously granted under the Plan may be amended to reduce the exercise price of the Stock Option unless such amendment is approved by the Company’s stockholders.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a creditor of the Company.

Section 12. General Provisions.

(a)  The Board or the Committee, as the case may be, may require each person acquiring shares of Stock pursuant to an Option, SAR, Restricted Stock, RSU or other award under the Plan to represent to and agree with the Company in writing, among other things, that the optionee or Participant is acquiring the shares for investment without a view to distribution thereof.

(b)  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee or other service provider of the Company or any Parent or Subsidiary any right to continued employment or service with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or other service of any of its employees or other service providers at any time.

(e)  No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Option, SAR, Restricted Stock, RSU, or other award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, as the case may be, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company or the Participant’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company or the Participant’s employer (if not the Company) or any Parent or Subsidiary.

(f)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

(g)  Any Stock Option, SAR, Restricted Stock, RSU, or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

(h)  Subject to the requirements of Section 409A of the Code if applicable, a leave of absence, unless otherwise determined by the Board or the Committee, as the case may be, prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option, SAR, Restricted Stock, or other awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

(i)  Except as otherwise expressly provided in the Plan or in any Stock Option agreement, SAR agreement, Restricted Stock agreement, or RSU agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

(j)  The obligations of the Company with respect to all Stock Options, SARs, Restricted Stock, RSUs, and other awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

(k)  If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(l)  The Board or the Committee, as the case may be, may terminate any Stock Option, SAR, Restricted Stock, RSU, or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or Participant for his or her execution.

(m)  The grant of awards pursuant to the Plan shall not in any way effect the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(n) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Stock with respect to dividends to Participants holding Awards of RSUs, or the adjustment of RSUs in respect of such dividends, shall only be permissible if sufficient Stock is available under Section 3 for such reinvestment or payment or the settlement of such Awards (taking into account then-outstanding Awards).

(o) Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 304 of the Sarbanes-Oxley Act, or any regulations promulgated thereunder.

(p) The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

(q) Except as required by all applicable laws the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

Section 13. Effective Date of Plan.

The Plan shall be effective on the date of its approval by the Company’s stockholders. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

Section 14. Term of Plan.

No Stock Option, SAR, Restricted Stock, or RSU shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan, but awards granted on or prior to such tenth anniversary may extend beyond that date.

Section 15. Compliance With Section 409A of the Code.

(a) Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. If intended to satisfy the applicable requirements of Section 409A of the Code, an Award and the Plan, as applicable, shall be performed and interpreted consistent with such intent. If the Board or the Committee, as the case may be, determines in good faith that any provision of this Plan does not satisfy such requirements or could cause any person to recognize additional taxes, penalties or interest under Section 409A of the Code, the Board or the Committee, as the case may be, is empowered to modify, to the extent practicable, the original intent of the applicable provision without violation of Section 409A of the Code. In addition, notwithstanding any provision contained herein to the contrary, the Board or the Committee, as the case may be, shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure compliance with Section 409A of the Code. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A of the Code or other provision of the Code.

(b) If any provision of the Plan or an Award agreement contravenes any regulations or treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code and the Board or the Committee, as the case may be, in its reasonable discretion, may take such actions as it determines to avoid contravention of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee, as the case may be, may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the treasury regulations or guidance promulgated thereunder.

(c) Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Section 409A of the Code.

(d) Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the first date that is at least six months after the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code. To the extent required to comply with Section 409A of the Code, a termination of employment shall not be deemed to have occurred for purposes of any payment or distribution upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and accordingly, a reference to termination of employment, termination of service or like terms shall mean a “separation from service” as the context may require.

(e) The Board or the Committee, as the case may be, may adopt rules and procedures subject to the requirements of Section 409A of the Code to permit a Participant to defer the receipt of any of the cash or Stock to be received pursuant to an Award.

(f) In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a “change of control” shall be made only if the “change of control” is (1) one described in Section 9 and (2) one described in a 409A Change, and shall be paid consistent with the requirements of Section 409A of the Code. If any deferred compensation that would otherwise be payable by reason of a “change of control” cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A of the Code, as determined by the Board or the Committee, as the case may be.

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